UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 22, 2006
(Date of earliest event reported):	September 19, 2006

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Over the last several months, Fulton Financial Corporation has done a comprehensive review of its Bylaws with a view to updating the Bylaws to incorporate certain corporate governance practices.  The Bylaws were last amended on October 20, 1998.

     On September 19, 2006, at a regularly scheduled meeting, the Board of Directors of Fulton Financial Corporation (“Fulton”) amended Fulton’s Bylaws.  In general, the amendments addressed the following areas: (i) notice of shareholder, director and committee meetings; (ii) the minimum number of directors; (iii) nominations of directors; (iv) executive sessions of “independent directors”; (v) the establishment of the audit, nominating and executive compensation committees as standing committees of the board of directors and (vi) simplification of the provisions regarding indemnification.  The Bylaws, as amended, are attached to this Current Report as Exhibit 3.1.

     The substantive amendments to the Bylaws, on a section-by-section basis, are described below.

ARTICLE I - SHAREHOLDER MEETINGS

     Section 3.  E-mail and facsimile have been added as acceptable methods of giving notice to shareholders of a meeting, in addition to the current method of the United States Postal Service.  Similar notice provisions have been added to the Bylaws provisions relating to meetings of the Board of Directors and committees.

ARTICLE II - DIRECTORS

     Section 2.   The minimum number of members of the Board of Directors has been changed from two (2) to five (5).

     Section 3.  Except for nominations made by the Nominating Committee, the period for providing notice of a nomination that must be delivered or mailed to the Chief Executive Officer has been changed to the earlier of (a) one hundred twenty days; or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement.  In addition to the name, age and residence address of any nominee nominated by anyone other than the Nominating Committee, the nomination shall also include (a) the nominee’s business address and principal occupation; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the Company that are beneficially owned by each such nominee; and (d) a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of the Company if elected by the shareholders.

     Section 10.   The Bylaw amendment adds a provision for executive sessions wherein members of the Board of Directors who are "independent directors" shall meet in executive session at least twice a year.

ARTICLE III - COMMITTEES

     Section 1.  The amendments to the Bylaws allow for the Executive committee to consist of at least five (5) non-employee directors with any remaining committees consisting of at least three (3) directors.

     Section 2.  The Bylaws state that the Chairman of the Board and the President shall be ex-officio members of all committees of the Board of Directors, with the exception of the Audit, Executive Compensation and Nominating Committees.

     Sections 6, 7 and 8.  Provisions for creation of a standing Audit, Nominating and Executive Compensation Committees have been added to the Bylaws.  The Bylaw amendment provides that the Audit, Executive Compensation and Nominating Committees are required to consist exclusively of independent directors.

ARTICLE V - INDEMNIFICATION

     The provisions of the Bylaws regarding indemnification were restated to simplify these provisions by generally relying on the provisions of the Pennsylvania Business Corporation.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 3.1                         Amended Bylaws of Fulton Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2006	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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